Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareowners of
Pioneer Interest Shares

In planning and performing our audit
of the financial statements of Pioneer
Interest Shares as of and for the year
ended December 31, 2006, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered its internal control over
financial reporting, including control
activities for safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of Pioneer Interest
Shares' internal control over
financial reporting.  Accordingly, we
express no such opinion.

The management of Pioneer Interest
Shares is responsible for establishing
and maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A company's
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with
generally accepted accounting
principles. Such internal control
includes policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
company's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the company's ability to
initiate, authorize, record, process or
report external financial data reliably
in accordance with generally
accepted accounting principles such
that there is more than a remote
likelihood that a misstatement of the
company's annual or interim
financial statements that is more than
inconsequential will not be prevented
or detected. A material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in more than
a remote likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of Pioneer Interest
Shares' internal control over
financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be significant
deficiencies or material weaknesses
under standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies
in Pioneer Interest Shares' internal
control over financial reporting and
its operation, including controls for
safeguarding securities that we
consider to be a material weakness as
defined above as of December 31,
2006.

This report is intended solely for the
information and use of management
and the Board of Trustees of Pioneer
Interest Shares and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


ERNST & YOUNG LLP


Boston, Massachusetts
February 21, 2007